Exhibit 10.1

                          SECURITIES EXCHANGE AGREEMENT


         SECURITIES EXCHANGE AGREEMENT ("this Agreement") dated as of May 18, 2004 by and among USED KAR PARTS, INC., a Florida corporation ("Purchaser"), the individuals named on Schedule 1.1 hereto (the "Shareholders") and XENOMICS, a California corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Shareholders own all 3,807,755 outstanding shares (the "Company Shares") of common stock, $.001 par value of the Company (the "Company Common Stock"); and

         WHEREAS, the Shareholders wish to sell and Purchaser desires to purchase the Company Shares pursuant to this Agreement in exchange for shares of the common stock $.001 par value ("Purchaser Stock") of the Purchaser (as effected by certain recapitalization transactions described herein, the "Purchaser Shares"); and

         WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Company Shares pursuant to this Agreement, Purchaser shall own all of the outstanding shares of capital stock of the Company;

         NOW, THEREFORE, IT IS AGREED:


                                    ARTICLE 1

                       REPRESENTATIONS OF THE SHAREHOLDERS

         The Shareholders, individually, represent and warrant to the Purchaser as of the date of this Agreement and as of the date of the Closing as follows:

         1.1 Ownership of Stock. Such Shareholder is the lawful owner of the number of shares of Company Shares listed opposite the name of such Shareholder in Schedule 1.1 hereto (in the aggregate constituting all of the issued and outstanding shares of Company Common Stock), free and clear of all preemptive or similar rights, liens, encumbrances, restrictions and claims of every kind. Such Shareholder has full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the Company Shares so owned by such Shareholder pursuant to this Agreement and the delivery to Purchaser of the Company Shares by such Shareholder pursuant to the provisions of this Agreement will transfer to Purchaser valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. Such Shareholder is a resident or incorporated under the laws of the state set forth opposite such Shareholder's name in Schedule 1.1.

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         1.2 Authority to Execute and Perform Agreement; No Breach. Such
Shareholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to sell, assign, transfer and convey the Company Shares owned by such Shareholder and to perform fully their respective obligations hereunder. This Agreement has been duly executed and delivered by such Shareholder and, assuming due execution and delivery by, and enforceability against, Purchaser, constitutes the valid and binding obligation of such Shareholder enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by such Shareholder or in connection with the execution and delivery by such Shareholder of this Agreement and consummation and performance by them of the transactions contemplated hereby, other than as set forth on Schedule 1.2. The execution, delivery and performance of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by such Shareholder will not:

         (a) knowingly violate, conflict with or result in the breach of any of the material terms of, or constitute (or with notice or lapse of time or both would constitute) a material default under, any contract, lease, agreement or other instrument or obligation to which such Shareholder is a party or by or to which any of the properties and assets of such Shareholder may be bound or subject;

         (b) violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which either such Shareholder or the securities, assets, properties or business of such Shareholder is bound; or

         (c)      knowingly violate any statute, law or regulation.

         1.3 Restrictive Agreements. Except as set forth on Schedule 1.3 attached hereto, Such Shareholder is not subject to, or a party to, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement, compliance by such Shareholder with the terms, conditions and provisions of which would restrict the ability of the Company to acquire any property or conduct its business as conducted or proposed to be conducted.

         1.4 Securities Matters. Such Shareholder:

         (a) understands that the Purchaser Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities act in reliance on exemptions therefrom.

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         (b)      acknowledges that the Purchaser Shares are being acquired
                  solely for such Shareholder's own account, for investment and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof, the Shareholder has no present plans to enter into any such contract, undertaking, agreement or arrangement and such Shareholder further understands that the Purchaser Shares, may only be resold pursuant to a registration statement under the Securities Act, or pursuant to some other available exemption;

         (d) acknowledges that in connection with the purchase of the Purchaser Shares, no representation has been made by representatives of the Purchaser regarding its business, assets or prospects other than that set forth herein and that it is relying upon the information set forth in the filings made by Purchaser pursuant to Section 13 of the Securities Exchange Act of 1934, as amended and such other representations and warranties as set forth in this Agreement.

         (e) Agrees that the certificate or certificates representing the Purchaser Shares will be inscribed with substantially the following legend:

"The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of Purchaser's counsel that registration is not required under said Act."

         1.5 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Company or the Shareholders is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.


                                    ARTICLE 2

                         REPRESENTATIONS OF THE COMPANY

         The Company represents and warrants to the Purchaser as of the date of this Agreement and as of the date of the Closing as follows:

         2.1 Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the power to own or lease its properties and assets and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in California, which is the

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only jurisdiction in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary. However, the failure to be so qualified or in good standing in any given jurisdiction will not be deemed to be a breach of this Section 2.1 unless the failure of the Company to be in good standing in any such jurisdiction individually or in all such jurisdictions collectively has or is likely to have a material adverse effect on the Company or on the transactions contemplated herein.

         2.2 Capital Stock. The Company has an authorized capitalization consisting of 10,000,000 shares of stock, $.001 par value, of which 8,000,000 shares are Common Stock and 2,000,000 shares are Preferred Stock. There are 3,807,755 shares of Common Stock issued and outstanding and no shares of Preferred Stock are either issued or outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth as Schedule 2.2 attached hereto, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares of the capital stock of the Company, other than the sale of the Company Shares as contemplated by this Agreement.

         2.3 Financial Statements and No Material Changes. Annexed hereto as
Schedule 2.3 is the unaudited consolidated balance sheet of the Company (the "Financial Statements") as of March 31, 2004 (the "Balance Sheet Date").

         The Financial Statements were carefully prepared from the books and records of the Company, and although the Financial Statements are not audited and do not contain the footnotes which would be required in audited financial statements, present fairly the financial position, assets and liabilities of the Company and the results of its operations, on a cash basis for the respective periods indicated applying accounting principles on a consistent basis.

         The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to maintain accountability for the Company's consolidated assets; (iii) access to the Company's assets is permitted only in accordance with management's authorization; (iv) the reporting of the Company's assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

         Since the Balance Sheet Date there has been (a) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise and (b) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the

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results of operations or prospects, of the Company and to the best knowledge, information and belief of the Shareholders, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

         2.4 Books and Records. The corporate materials supplied to the Purchaser are true, correct and complete in all material respects.

         2.5 Title to Properties; Encumbrances.

         (a) Except as set forth on Schedule 2.5 attached hereto, the Company has valid and marketable title to (a) all of its properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the balance sheet included as part of the Financial Statements, except as indicated in the Schedules hereto; and (b) all of the material properties and assets purchased by the Company since the Balance Sheet Date all of which purchases as of a date not more than two days prior to the date of this Agreement, have been set forth on Schedule 2.5 attached hereto; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in the balance sheet, included as part of the Financial Statements; (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the Company in the operation of its business; (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent; and (iv) liens described on Schedule 2.5 attached hereto (liens of the type described in clause (i), (ii) and (iii) above are hereinafter sometimes referred to as "Permitted Liens").

         (b) The rights, properties and other assets presently owned, leased or licensed, by the Company reflected on the balance sheet included in the Financial Statements or acquired since the Balance Sheet Date include all rights, properties and other assets necessary to permit the Company to conduct its business in the same manner as its business has heretofore been conducted. All such properties and assets owned or leased by the Company are in satisfactory condition and repair, other than ordinary wear and tear.

                  To the Company's knowledge, no structure or improvement on the real property leased by the Company, whether now existing or intended to be constructed pursuant to existing plans and specifications, violates, or if completed would violate, any applicable zoning or building regulations or ordinances or similar federal, state or municipal law.

                  With respect to the real property and structures and improvements, whether now existing, under construction or intended to be constructed pursuant to existing plans and specifications, the Company has all governmental permits, approvals, consents or similar authorizations necessary to own or lease, construct and operate its properties, each of which are listed on Schedule 2.5(b). Such governmental permits,

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                  approvals, consents or similar authorizations will remain in effect or, if due to expire by its terms, the Shareholders have no reason to believe that they will not be renewable in accordance with their terms.

                  To the Company's knowledge, no violations of any easements or restrictions relating to the real property exist.

                  To the Company's knowledge, no material structural defects in any of the buildings or other improvements erected on the leased real property exist.

         2.6 Leases. Schedule 2.6 attached hereto, contains an accurate and complete list and description of the terms of all leases to which the Company is a party (as lessee or lessor). Each lease set forth on Schedule 2.6 (or required to be set forth on Schedule 2.6) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. The Company has not violated any of the terms or conditions under any such lease in any material respect. The property leased by the Company is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

         2.7 Material Contracts. Except as set forth on Schedule 2.7 attached hereto, the Company is not bound by:

         (a) any agreement, contract or commitment relating to the employment of any person by the Company, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

         (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

         (c) any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a "Person") or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

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

         (d) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

         (e) any management service, consulting or any other similar type contract;

         (f) any agreement, contract or commitment limiting the freedom of the Company or any subsidiary to engage in any line of business or to compete with any Person;

         (g) any agreement, contract or commitment not entered into in the ordinary course of business which involves $1,000 or more and is not cancelable without penalty or premium within 30 days; or

         (h) any agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of the Company; or

         (i) any agreement, contract or commitment not reflected in the Financial Statement under which the Company is obligated to make cash payments of, or deliver products or render services with a value greater than $1,000 individually or $5,000 in the aggregate, or receive cash payments of, or receive products or services with a value greater than $1,000 individually or $5,000 in the aggregate, and any other agreement, contract or commitment which is material to the conduct of the business of the Company.

         Each contract or agreement set forth on Schedule 2.7 (or not required to be set forth on Schedule 2.7) is in full force and effect and, to the Company's knowledge, there exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. The Company has not violated any of the terms or conditions of any contract or agreement set forth on Schedule 2.7 (or not required to be set forth on Schedule 2.7) in any material respect, and, to the knowledge, of the Shareholders, all of the covenants to be performed by any other party thereto have been fully performed. Except as set forth on Schedule 2.7, the consummation of the transactions contemplated hereby does not constitute an event of default (or an event, which with notice or the lapse of time or both would constitute a default) under any such contract or agreement.

         2.8 Restrictive Documents. (a) Except as set forth on Schedule 2.8 attached hereto, the Company is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which could materially adversely affect the business practices, operations or condition of the Company or any of its assets or property, or which would prevent consummation of the transactions contemplated by this Agreement, or the continued operation of the Company's business after the date hereof or the Closing Date (as hereinafter defined) on

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substantially the same basis as heretofore operated or which would restrict the ability of the Company to acquire any property or conduct business in any area.

         2.9 Litigation. Except as set forth on Schedule 2.9 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge of the Shareholders any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of the Shareholders, threatened, against or affecting the Company, or any of its properties or rights, or any officer, director or employee of the Company other than such items which are insignificant and immaterial and which do not adversely affect (i) the right or ability of the Company to carry on business as now conducted; (ii) the condition, whether financial or otherwise, or properties of the Company; or
(iii) the consummation of the transactions contemplated hereby. To the knowledge of the Company there is no valid basis for any such action, proceeding or investigation. To the knowledge of the Company there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by which either the Company, or any officer, director or employee of the Company, or the securities, assets, properties or business of any of them is bound, other than any such items which are insignificant and immaterial and which do not and will not adversely affect
(i) the right of the Company to carry on its business as now conducted and as proposed to be conducted by the Purchaser after the consummation of the transactions contemplated by this Agreement; (ii) the condition, whether financial or otherwise, of properties of the Company; or (iii) the consummation of the transactions contemplated hereby.

         2.10 Taxes. Except as set forth on Schedule 1.10, the Company and every member of the consolidated group of which the Company is a part has filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, the Company. Such returns and reports reflect accurately all known liability for taxes of the Company for the periods covered thereby. Except as set forth on Schedule 1.12, all federal, state, local and foreign income, profits, franchise, employment, sales, use, occupancy, excise and other taxes and assessments, stock and transfer taxes (including interest and penalties) payable by, or shown to be due from, the Company and any member of the consolidated group of which the Company is a part, have been fully paid and fully provided for in the books and financial statements of the Company. To the knowledge of the Company, no examination of any tax return of the Company or any member of a consolidated group of which the Company is a part, is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company.

         2.11 Liabilities. The Company has no outstanding claims, liabilities or indebtedness, contingent or otherwise, which are not properly reflected in the Financial Statements in a manner consistently with past practice, other than (i) liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business not exceeding $1,000 individually or $5,000 in the aggregate, and
(ii) liabilities disclosed in Schedule 2.11 hereto. At the Closing, the liabilities of the Company which would be required to be reflected on a balance sheet of the Company prepared on such date in the manner described in Section

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2.3 will not exceed $100,000 including fees and expenses of counsel incurred preparing for, negotiating and performing this Agreement. The Company is not in default in respect of the terms or conditions of any indebtedness.

         2.12 Intellectual Properties.

         (a) Since its formation, to the Company's knowledge, the business of the Company has not developed or utilized any Intellectual Property (as hereinafter defined) except that which is listed on Schedule 2.12, rights obtained by the Company pursuant to the assignment and other ownership rights obtained by common law assignments, licenses, consulting agreements and work for hire employment agreements and commercially or publicly available software and databases used by the Company as also listed on Schedule 2.12. Except as otherwise set forth on
                  Schedule 2.12, to the knowledge of the Company, the Company owns all right, title and interest in the Intellectual Property listed on Schedule 2.12 including, without limitation, the rights to use, transfer, assign and license the same. Each item of Intellectual Property listed on
                  Schedule 2.12 and owned by the Company has, as applicable, been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency, to the extent required, and each such registration, filing and issuance remains in full force and effect. Except as set forth on Schedule 2.12, no claim adverse to the interests of the Company in the Intellectual Property or agreements listed on
                  Schedule 2.12 has been made, threatened or asserted. To the knowledge of the Company, no Person has infringed or otherwise violated the rights of the Company in any of the Intellectual Property or agreements listed on Schedule 2.12 nor has any present or former employee or consultant violated any agreement with the Company relating to Intellectual Property. Except as set forth on Schedule 2.12, no litigation is pending, threatened or asserted wherein the Company is accused of infringing or otherwise violating Intellectual Property rights of others, or of breaching a contract conveying rights under Intellectual Property. For purposes of this Section 2.12, "Intellectual Property" means domestic and foreign patents, patent applications, registered and unregistered trademarks and service marks, trade names, registered and unregistered copyrights, computer programs, databases, trade secrets, proprietary information, and domain names. The Shareholders have assigned any Intellectual Property owned by them and used in the Company's business to the Company. To the knowledge of the Company, the operation of the business of the Company does not infringe on the Intellectual Property rights of others.

         (b) Schedule 2.12(b) lists the Company's pending patent applications.

         2.13 Compliance with Laws. To the knowledge of the Company, neither the Company, nor to the knowledge of the Company, any officer, director or employee of the Company, is in violation of any applicable order, judgment, injunction,

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award or decree, related to, arising out of or affecting the business or operations of the Company or its properties or assets. To the knowledge of the Company, neither the Company, nor any officer, director or employee of the Company is in violation of any federal, state, local or foreign law, ordinance, regulation or any other requirement of any governmental or regulatory body, court or arbitrator (including, without limitation, laws relating to the environment and OSHA and the Americans with Disabilities Act) other than insignificant or immaterial violations which do not and will not adversely affect (i) the Company's business or property; (ii) the business proposed to be conducted by the Purchaser after the consummation of the transactions contemplated by this Agreement; or (iii) the consummation of the transactions contemplated by this Agreement. To the knowledge of the Company, each permit, license, order or approval of any governmental or regulatory body or other applicable authority ("Permits") that is material to the conduct of the Company's business is in full force and effect, no violations are or have been recorded in respect of any permit and no proceeding is pending or, to the knowledge of the Company, threatened, to revoke or limit any Permit, which revocation or limitation could have an adverse effect on the Company's business or property or the business to be conducted by the Purchaser after the consummation of the transactions contemplated by this Agreement. Schedule 2.13 contains a list of all Permits. Except as set forth on Schedule 2.13, no approval or consent of any person is needed in order that the Permits continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

         2.14 Employment Relations. The Company is in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice.

         2.15 Employee Benefit Plans. The Company has no employee welfare benefit plan (an "Employee Welfare Plan"), as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         2.16 Interests in Clients, Suppliers, Etc. Except as set forth on
Schedule 2.16 attached hereto, no Shareholder nor any officer or director of the Company possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation, firm, association or business organization which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of the Company. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934, as amended, not in excess of 1% of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 2.16.

         2.17 Bank Accounts and Powers of Attorney. Set forth on Schedule 2.17 attached hereto is an accurate and complete list showing (a) the name and address of each bank in which the Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto; (b) the names of all persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof.

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         2.18 No Changes Since Balance Sheet Date. Except as stated otherwise in this Agreement or the Schedules and Exhibits hereto, since the Balance Sheet Date, the Company has not on a consolidated basis:

         (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except liabilities and obligations in the ordinary course of business and consistent with past practice and which have resulted in an increase of liabilities since the date of the Balance Sheet of not more than $5,000 in the aggregate;

         (b) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Liens);

         (c) sold, transferred or otherwise disposed of any assets except inventory sold in the ordinary course of business and consistent with past practice;

         (d) made any single capital expenditure or commitment therefor, in excess of $1,000 or made aggregate capital expenditures and commitments therefor in excess of $5,000;

         (e) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

         (f) made any bonus or profit sharing distribution or payment of any kind;

         (g) increased its indebtedness for borrowed money, or made any loan to any Person;

         (h) written off as uncollectible any notes or accounts receivable, except immaterial write-downs or write-offs in the ordinary course of business and consistent with past practice which do not exceed $10,000 in the aggregate charged to applicable reserves, and none of which individually or in the aggregate is material to the Company;

         (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration or benefits of any executive employee or other employees or consultants, and no such increase is customary on a periodic basis or required by agreement or understanding;

         (j)      canceled or waived any claims or rights of substantial value;

         (k) made any change in any method of accounting or auditing practice;

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         (l)      otherwise conducted its business or entered into any
                  transaction, except in the usual and ordinary manner and in the ordinary course of business and consistent with past practices;

         (m) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected and reserved against in the Company's Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

         (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible to, or entered into any agreement or arrangement of any kind with, any of its officers, directors or shareholders or any affiliate or associate of its officers, directors or shareholders, except compensation to officers at rates not exceeding the rate of compensation in effect as of the Balance Sheet Date;

         (o) suffered any material adverse changes in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business operations or prospects; or

         (p)      agreed, whether or not in writing, to do any of the foregoing.

         2.19 Certain Business Practices. No officer, director, shareholder, employee, agent or other representative of the Company, or to the Company's knowledge, SpaXen Italia, S.R.L., a limited liability company under the laws of Italy ("SpaXen"), or any person acting on behalf of either of them has directly or indirectly, within the past five years, given or agreed to give any illegal, unethical or improper gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Company or SpaXen or assist the Company or SpaXen in connection with an actual or proposed transaction or grant.

         2.20 Subsidiaries. The Company has no interest in any corporation, partnership, joint venture or other entity except for the interest in SpaXen more specifically set forth on Schedule 2.20. Except as set forth on Schedule 2.20, the Company holds of record and owns beneficially all its interest in SpaXen free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, liens, options, warrants, purchase rights, contracts, commitments, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company or SpaXen to sell, transfer, or otherwise dispose of any equity of SpaXen or that could require SpaXen to issue, sell, or otherwise cause to become outstanding any of its equity. Except as set forth on
Schedule 2.20, there are no outstanding appreciation, phantom stock, profit participation, or similar rights with respect to SpaXen. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any equity or management interest in SpaXen. SpaXen does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association, which is not a subsidiary of the Company.

         2.21 Disclosure. Neither this Agreement, nor the Financial Statements referred to in Section 2.3 hereof, any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Shareholders or by or on behalf of any of the Company's directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. To the knowledge of the Company, there is no fact relating to the Company known to the Company which could materially and adversely affect the business, prospects or financial condition of the Company or its properties or assets, which has not been set forth in this Agreement, the Financial Statements referred to in Section 1.21 hereof (including the footnotes thereto), any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Company or by or on behalf of any of the Company's directors or officers in connection with the transactions contemplated by this Agreement.

         2.22 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Company or the Shareholders is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

         2.23 Copies of Documents. The Company has caused to be made available for inspection and copying by the Purchaser and its advisers, true, complete and correct copies of all documents referred to in this Article 2 or in any Schedule attached hereto.


                                    ARTICLE 3

                        REPRESENTATIONS OF THE PURCHASER

         The Purchaser represents and warrants to the Shareholders as of the date of this Agreement and the date of the Closing as follows:

         3.1 Organization and Corporate Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon the Purchaser. The Purchaser has all requisite corporate power and authority to conduct its business as now being conducted. The Purchaser's Articles of Incorporation as amended to date, certified by the Secretary of State of Florida, and the By-laws of the Purchaser as amended to date, certified by the President and the Secretary of the Purchaser, which have been delivered to the Shareholders prior to the execution hereof, are true and complete copies thereof as in effect as of the date hereof.

         3.2 Authorization. The Purchaser has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, and to issue and sell the Purchaser Shares to the Shareholders, and to perform all of its obligations hereunder. This Agreement and all other agreements, documents and instruments to be executed in connection herewith have been effectively authorized by all necessary action, corporate or otherwise, on the part of the Purchaser, which authorizations remain in full force and effect, have been duly executed and delivered by the Purchaser, and no other corporate proceedings on the part of the Purchaser are required to authorize this Agreement and the transactions contemplated hereby, except as specifically set forth herein. This Agreement constitutes the legal, valid and binding obligation of the Purchaser and is enforceable with respect to the Purchaser in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws of court decisions relating to or affecting generally the enforcements of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach or, violation of, or default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of its charter documents) to which the Purchaser is a party or by which the Purchaser or any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or properties of the Purchaser. No authorization, consent or approval of any public body of authority or any third party is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement.

         3.3 Capitalization. Immediately prior to the Closing, the authorized capital stock of the Purchaser will consist of 50,000,000 shares of Common Stock, $.001 par value and 20,000,000 shares of Preferred Stock, $.001 par value, of which 12,790,789 shares of Common Stock will be issued and outstanding. All of the outstanding shares of the Purchaser's Common Stock have been, and all of the Purchaser's Common Stock to be issued and sold to the Shareholders pursuant to this Agreement, when issued and delivered as provided herein will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive or similar rights and issued in compliance with federal and state securities laws. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares of the capital stock of the Purchaser other than the sale of the Purchaser Shares as contemplated by this Agreement and the grant of options described in Section 5.15 and 6.10.

         3.4 Financial Statements.

         (a) The Purchaser's financial statements contained in its Form 10-QSB for the period ended October 31, 2003 (the "Purchaser's Financial Statements") are complete in material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Purchaser's Financial Statements accurately set out and describe the financial condition and operating results of the Purchaser as of the dates, and for the periods indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Purchaser's Financial Statements, the Purchaser has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to October 31, 2003 not in excess of $10,000 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Purchaser's Financial Statements. The Purchaser maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

         (b) Except as set forth in Schedule 3.4, since October 31, 2003 there has been (i) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Purchaser whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise and (ii) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Purchaser and to the best knowledge, information and belief of Purchaser, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

         3.5 Subsidiaries. The Purchaser has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

         3.6. Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the most recent balance sheet included in the Purchaser's Financial Statements, the Purchaser has no liability(s) or obligation(s) (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, properties, condition (financial or otherwise) or prospects of the Purchaser. Except as disclosed in filings made with the SEC, there are no material changes in the business of the Purchaser.

         3.7 No Pending Material Litigation or Proceedings. Except as set forth in the Purchaser's Form 10-QSB, there are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened against or affecting the Purchaser (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors of the Purchaser in connection with the business, operations or affairs of the Purchaser, which might result in any adverse change in the business, properties or assets, or in the condition (financial or otherwise) of the Purchaser, or which might prevent the sale of the transactions contemplated by this Agreement. The Purchaser is not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

         3.8 Disclosure. Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to the Shareholders by the Purchaser in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

         3.9 Tax Returns and Payments. Except as otherwise reflected in the Purchaser's Financial Statements, Purchaser has timely filed or caused to be timely filed (including allowable extensions) all material federal, state, local, foreign and other tax returns for income taxes, sales taxes, withholding taxes, employment taxes, property taxes, franchise taxes and all other taxes of every kind whatsoever which are required by law to have been filed. Except as otherwise reflected in the Financial Statements, Purchaser has paid or caused to be paid all taxes, assessments, fees, penalties and other governmental charges which were shown to be due pursuant to said returns and all other taxes, assessments, fees, penalties and other governmental charges which have become due and payable on said returns. The provisions for income and other taxes reflected in the Financial Statements make adequate provision for all accrued and unpaid taxes of Purchaser, whether or not disputed, and Purchaser has made and will continue to make adequate provision for such taxes on its books and records. Except as otherwise reflected in the Financial Statements, Purchaser is not party to any action or proceeding pending or threatened by any governmental authority for assessment or collection of taxes; no unresolved claim for assessment or collection of such taxes has been asserted against Purchaser, and no audit or investigation by state or local government authorities is under way. Purchaser will make available for review by the Shareholders or their representatives copies of the federal income and state franchise tax returns of Purchaser as may be requested.

         3.10 Compliance with Law and Government Regulations. The Purchaser is in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, imposed by the United States of America, any state, county, municipality or agency of any thereof, and any foreign country or government to which the Purchaser is subject. Without limiting the generality of the foregoing, the Purchaser has filed all reports and statements required to be filed pursuant to the Securities Act of 1933 (the "1933 Act") and Securities Exchange Act of 1934 (the "1934 Act") including all periodic reports required under the Section 13 or 15 of the Exchange Act. Each of such reports was complete, did not contain any material misstatement of or omit to state any material fact.

         3.11 No Changes Since Purchaser's Balance Sheet Date. Since the October 31, 2003 ("Purchaser's Balance Sheet Date"), the Purchaser has not on a consolidated basis:

         (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except liabilities and obligations in the ordinary course of business and consistent with past practice and which have resulted in an increase of liabilities since the date of the Balance Sheet of not more than $5,000 in the aggregate;

         (b) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Liens);

         (c) sold, transferred or otherwise disposed of any assets except inventory sold in the ordinary course of business and consistent with past practice;

         (d) made any single capital expenditure or commitment therefor, in excess of $1,000 or made aggregate capital expenditures and commitments therefor in excess of $5,000;

         (e) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

         (f) made any bonus or profit sharing distribution or payment of any kind;

         (g) increased its indebtedness for borrowed money, or made any loan to any Person;

         (h) written off as uncollectible any notes or accounts receivable, except immaterial write-downs or write-offs in the ordinary course of business and consistent with past practice which do not exceed $1,000 in the aggregate charged to applicable reserves, and none of which individually or in the aggregate is material to the Company;

         (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration or benefits of any executive employee or other employees or consultants, and no such increase is customary on a periodic basis or required by agreement or understanding;

         (j)      canceled or waived any claims or rights of substantial value;

         (k) made any change in any method of accounting or auditing practice;

         (l) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business and consistent with past practices;

         (m) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected and reserved against in the Company's Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

         (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible to, or entered into any agreement or arrangement of any kind with, any of its officers, directors or shareholders or any affiliate or associate of its officers, directors or shareholders, except compensation to officers at rates not exceeding the rate of compensation in effect as of the Balance Sheet Date;

         (o) suffered any material adverse changes in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business operations or prospects; or

         (p)      agreed, whether or not in writing, to do any of the foregoing.

         3.12 Books and Records. The corporate materials of the Purchaser supplied to the Company are true, correct and complete in all material respects.

         3.13 Restrictive Documents. (a) Except as set forth on Schedule 3.13 attached hereto, the Purchaser is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which could materially adversely affect the business practices, operations or condition of the Purchaser or any of its assets or property, or which would prevent consummation of the transactions contemplated by this Agreement, or the continued operation of the Purchaser's business after the date hereof or the Closing Date (as hereinafter defined) on substantially the same basis as heretofore operated and as planned to be conducted or which would restrict the ability of the Company to acquire any property or conduct business in any area.

         3.14 Disclosure. Neither this Agreement, nor the Purchaser's Financial Statements referred to in Section 3.4 hereof, nor any filing with the Securities and Exchange Commission made by the Purchaser, nor any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of any of the Purchaser's directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. To the knowledge of the Purchaser, there is no fact relating to Purchaser known to the Purchaser which could materially and adversely affect the business, prospects or financial condition of the Purchaser or its properties or assets, which has not been set forth in this Agreement, the Purchaser's Financial Statements referred to in
Section 3.4 hereof (including the footnotes thereto), any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Purchaser or by or on behalf of any of the Purchaser's directors or officers in connection with the transactions contemplated by this Agreement.

         3.23 Shareholder Record. Immediately prior to Closing, Schedule 3.24 shall list the shareholders of record of the Company as of the most recent date practicable and after the transactions described in Section 4.3.

         3.24 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Purchaser is, or will be, entitled to any commission or broker's or finder's fees from the Shareholders or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.


                                    ARTICLE 4

                               EXCHANGE OF SHARES

         4.1 Sale of Shares. Subject to the terms and conditions herein stated, the Shareholders agree to sell, assign, transfer and deliver to Purchaser on the Closing Date, and Purchaser agrees to purchase the Company Shares from the Shareholders on the Closing Date. The certificates representing the Company Shares shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the Shareholders transferring the same, with all necessary transfer tax and other revenue stamps, acquired at Shareholders' expense, affixed and canceled. The Shareholders agree to cure any deficiencies with respect to the endorsement of the certificates representing the Company Shares owned by the Shareholders or with respect to the stock power accompanying any such certificates.

         4.2 Price for the Company Shares. In full consideration for the acquisition of the Company Shares, the Purchaser will issue to the Shareholders an aggregate of 2,258,001 Purchaser Shares after giving effect to the recapitalization transactions described in Section 4.3, below; provided, however, that 300,000 shares of the Purchaser Shares issuable to the Shareholders (hereinafter "Escrowed Shares") shall be delivered into escrow pursuant to Section 4.5 and held as specified in the Shareholder Escrow Agreement (as defined below) and, to the extent such Escrowed Shares are not applied to the payment of indemnification claims against the Shareholders, the remaining Escrowed Shares shall be delivered to the Shareholders; and provided further that 350,000 additional shares of Purchaser Common Stock (hereinafter, the "Contingent Shares") shall be issued at Closing and delivered into escrow pursuant to Section 4.5 and held as specified in the Purchaser Escrow Agreement (as defined below) and, to the extent such Contingent Shares are not applied to the payment of indemnification claims against the Purchaser, the remaining Contingent Shares shall be surrendered to the Purchaser for cancellation and shall thereupon cease to exist. Schedule 1.1 lists the name of each Shareholder and identifies the number of Purchaser Shares issuable to each Shareholder (including the number of shares of Escrowed Shares) and the number of Contingent Shares issuable to each Shareholder.

         4.3 Recapitalization of Purchaser. The Purchaser shall consummate the following transactions immediately prior to the Closing (the
"Recapitalization"):

         (a) The Purchaser will redeem a portion of its outstanding shares of restricted Common Stock.

         (b) The Purchaser shall complete a private placement of common stock.

         (c) The Purchaser shall split its outstanding shares of Common Stock such that after the redemption set forth in paragraph 4.3(a) and private placement set forth in paragraph 4.3(b), and immediately before the issuance of shares set forth in
                  Section 4.2, there will be 12,790,789 shares of Purchaser Common Stock outstanding.

         (d)      The Purchaser shall change its name to ProvaGen, Inc.

         4.4 Closing. The sales referred to in Sections 3.1 shall take place at 10:00 A.M. at the offices of Sommer & Schneider LLP, 595 Stewart Avenue, Suite 710, Garden City, New York, 11530 at two business days after all the conditions set forth in Articles 5 and 6 have been fulfilled or waived, but not later than June 15, 2004, or at such other time and date as the parties hereto shall agree in writing. Such time and date are herein referred to as the "Closing Date."

         4.5 Escrows. At Closing, the Purchaser shall deliver: (1) to an escrow agent mutually acceptable to Shareholders and Purchaser appointed pursuant to the Purchaser Escrow Agreement (the "Purchaser Escrow Agent") certificates evidencing 350,000 Contingent Shares issued in the name of each Shareholder in the amounts set forth on Schedule 1.1 as security for payment of potential future indemnification claims against by Shareholders against Purchaser in substantially the form attached hereto as Exhibit A (the "Purchaser Escrow Agreement"); and (2) to an escrow agent mutually acceptable to Shareholders and Purchaser appointed pursuant to the Shareholder Escrow Agreement (the "Shareholder Escrow Agent" and together with the Purchaser Escrow Agent, the "Escrow Agents") certificates evidencing 300,000 Escrowed Shares issued pro rata in the name of each Shareholder on the Closing Date as security for payment of potential future indemnification claims by Purchaser against Shareholders, pursuant to an Escrow Agreement in substantially the form attached hereto as Exhibit B (the "Shareholder Escrow agreement").


                                    ARTICLE 5

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

         The purchase of the Company Shares by Purchaser on the Closing Date is conditioned upon satisfaction, on or prior to such date, of the following conditions:

         5.1 Opinion of Counsel. The Shareholders shall have furnished the Purchaser with a favorable opinion dated the Closing Date of Kirkpatrick and Lockhart LLP in form reasonably acceptable to Purchaser, provided such opinion shall cover only issues of law and not matters confirming representations of fact made by the Company and Shareholders.

         5.2 Good Standing and Other Certificates. The Shareholders shall have delivered to the Purchaser:

         (a) copies of the Company's charter including all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

         (b) a certificate from the Secretary of State or other appropriate official of their respective jurisdictions of incorporation to the effect that the Company is in good standing or subsisting in such jurisdiction and listing all charter documents including all amendments thereto, of the Company's charter documents on file;

         (c) a copy of the By-Laws of the Company, certified by the respective Secretary of each entity as being true and correct and in effect on the Closing Date.

         (d) a resolution of the Company's Board of Directors certified by their respective Secretary approving the transactions contemplated hereby.

         5.3 No Material Adverse Change. Prior to the Closing Date, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, and the Shareholders shall have delivered to the Purchaser a certificate signed by the Company's duly authorized representative, dated the Closing Date, to such effect.

         5.4 Truth of Representations and Warranties. The representations and warranties of each Shareholder contained in this Agreement or in any Schedule attached hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

         5.5 Performance of Agreements. All of the agreements of each Shareholder to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and the Shareholders shall have delivered to the Purchaser a certificate, signed by the Shareholders' duly authorized representative dated the Closing Date, to such effect.

         5.6 No Litigation Threatened. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Shareholders shall have delivered to the Purchaser a certificate signed by the Shareholders' duly authorized representative, dated the Closing Date, to such effect.

         5.7 Governmental Approvals. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received, including, without limitation, any consent required under the organization documents of SpaXen.

         5.8 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and their counsel, and the Purchaser shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         5.9 Employment Agreements. The Company shall have entered into three-year employment agreements with L. David Tomei, Samuil Umansky and Hovsep Melkonyan, substantially in the form annexed hereto as Exhibits C1, C2 and C3.

         5.10     [Intentionally Omitted]

         5.11 Options and Warrants. All outstanding options or warrants to purchase capital stock of the Company shall have been surrendered for cancellation.

         5.12 Share Restrictions. The Company shall have waived all rights under existing share repurchase agreements.

         5.13 Governance. Gabriele M. Cerrone shall have been nominated to serve on the Board of Directors of the Purchaser, appointed Vice Chairman of the Board and shall have been granted 1,050,000 options exercisable at $1.25 per share vesting in the same proportion as those granted to L. David Tomei, Samuil Umansky and Hovsep Melkonyan at Closing.

         5.14 Shareholder Escrow Agreement. The Shareholders shall have entered into the Shareholder Escrow Agreement, substantially in the form annexed hereto as Exhibit B.

         5.15 Warrants. The Purchaser shall have issued warrants to acquire 3,000 and 7,000 shares of Purchaser Common Stock at an exercise price of $1.25 to Laura Dever and Lenny Toboroff, respectively, each of whom are consultants to the Purchaser.

         5.16 Closing. The transactions contemplated by this Agreement shall have been consummated by June 15, 2004.


                                    ARTICLE 6

                        CONDITIONS TO THE OBLIGATIONS OF
                                THE SHAREHOLDERS

         The obligations of the Shareholders on the Closing Date are conditioned upon satisfaction, on or prior to such date, of the following conditions:

         6.1 Opinion of Counsel. The Purchaser shall have furnished the Shareholders with a favorable opinion dated the Closing Date of Sommer & Schneider LLP in form reasonably acceptable to Shareholders and Company, provided such opinion shall cover only issues of law and not matters confirming representations of fact made by the Purchaser.

         6.2 Good Standing Certificates and Other Corporate Documents. The Purchaser shall have delivered to the Shareholders:

         (a) copies of the Articles of Incorporation of the Purchaser, including all amendments thereto, certified by the Secretary of State of the State of Florida;

         (b) certificates from the Secretary of State of the State of Florida to the effect that Purchaser is in good standing in such State and listing all charter documents, including all amendments thereto, of Purchaser on file;

         (c) a copy of the By-Laws of the Company, certified by the respective Secretary of each entity as being true and correct and in effect on the Closing Date;

         (d) a resolution of the Company's Board of Directors certified by their respective Secretary approving the transactions contemplated hereby;

         (e) the Shareholders will acquire the Purchaser Shares free of any adverse claim under Section 8-303 if the Uniform Commercial Code; and

         (f) the issuance of the Purchaser Shares does not violate applicable law and does not require any regulatory approvals, notice or consents.

         6.3 Truth of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Purchaser shall have delivered to the Shareholders a certificate signed by the Purchaser's duly authorized representative, dated the Closing Date, to such effect.

         6.3 No Material Adverse Change. Prior to the Closing Date, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, and the Purchaser shall have delivered to the Shareholders a certificate signed by the Purchaser's duly authorized representative, dated the Closing Date, to such effect.

         6.4 Governmental Approvals. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

         6.5 Performance of Agreements. All of the agreements of the Purchaser to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and the Purchaser shall have delivered to the Shareholder a certificate, dated the Closing Date, to such effect.

         6.6 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Shareholders and their counsel, and the Shareholders shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         6.7 No Litigation Threatened. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Purchaser shall have delivered to the Shareholder's a certificate signed by the Purchaser's duly authorized representative, dated the Closing Date, to such effect.

         6.8 Employment Agreements. The Purchaser shall have entered into the employment agreements referred to in Section 5.9, above.

         6.9 Recapitalization. The Purchaser shall have completed all of the recapitalization transactions described in Section 4.3, above and, as a result thereof

         (a) there are no more than 12,790,789 shares of the Purchaser's Common Stock outstanding prior to the issuance of 2,258,001 Purchaser Shares to the Shareholders pursuant to this Agreement,

         (b) there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares of the capital stock of the Purchaser, other than the sale of the Purchaser Shares as contemplated by this Agreement and the grant of options and warrants described in
                  Section 5.14 above, and Sections 6.10 and 6.14 below.

         (c) the Purchaser shall have cash and cash equivalents at Closing of not less than $1.5 million and its liabilities, including any costs and expenses associated with the recapitalization and the transactions contemplated hereby, shall not exceed $2,500, and

         (d) Purchaser shall have delivered to the Shareholder a certificate signed by the Company's duly authorized representative, dated the Closing Date, to such effect

         6.10 Stock Options. The Purchaser shall have adopted an Equity Incentive Plan and shall have granted L. David Tomei, Samuil Umansky and Hovsep Melkonyan the options described in the employment agreements referred to in
Section 4.9, above.

         6.11 Option to Reacquire Technology. The Purchaser shall have entered into the agreement with L. David Tomei, Samuil Umansky and Hovsep Melkonyan in the form annexed hereto as Exhibit E (the "Technology Acquisition Agreement").

         6.12 Voting Agreement. The Purchaser, the Shareholders, Purchaser's shareholders holding unregistered Purchaser Common Stock, and the investors in the Private Placement shall have entered into a Voting Agreement in the form attached hereto as Exhibit F providing that the Shareholders shall have the right to elect: (a) at least 1/3 and not less than 2 of the members of the Purchaser's Board of Directors provided the number of directors constituting the whole board is 5 or more; and (b) 1 member of the board of directors and have 1 person serve as a non-voting observer with full rights to notice of and to attend board meetings provided the number of directors constituting the whole board is less than 5. L. David Tomei and Samuil Umansky shall be the initial persons appointed by the Shareholders to serve in such capacities.

         6.13 Purchaser Escrow Agreement. Purchaser shall have entered into the Purchaser Escrow Agreement, substantially in the form annexed hereto as Exhibit A.

         6.14 Warrant for Irv Weiman. The Purchaser shall have issued a warrant to acquire 10,000 shares of Purchaser Common Stock at an exercise price of $1.25 to Irv Weiman, who is a former consultant of the Company.

         6.15 Payment Guarantee. Purchaser shall have guaranteed in form reasonably acceptable to Shareholders and Company all of Company's cash payment obligations to Anatoly V. Lichtenstein under Section 4 of that certain Assignment Agreement dated December 21, 1999 between the Company and Anatoly V. Lichtenstein.

         6.16 Closing. The transactions contemplated by this Agreement shall have been consummated by June 15, 2004.


                                    ARTICLE 7

                          COVENANTS OF THE SHAREHOLDERS

         7.1 Non-Competition; Non-Interference. In consideration of the purchase of the Shares by Purchaser, each Shareholder individually agrees that from the date of this Agreement until the earlier of (i) June 30, 2007 and (ii) exercise of the option under the Technology Acquisition Agreement, such Shareholder will not, whether for their own account or for the account of any other person, directly or indirectly:

         (a) engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with or render services or advice to, any business, the products or services of which compete, in whole or in part, with the products or activities of the Company in which the Company was engaged at the time up to the Closing Date;

         (b) solicit any potential customer or client to which the Company has made a presentation, or with which the Company has been in contact, not to hire the Company, or to hire another company whether or not such Company Party had personal contact with such person during or by reason of his or its association with the Company; or

         (c) solicit the business of any company, which is a customer or client of the Company, or was its customer or client within two years prior to the date of this Agreement;

         (d) persuade or attempt to persuade any employee of the Company, or any individual who was its employee during the two years prior to the date of this Agreement, to leave the Company's employ, or to become employed by or otherwise be engaged as an independent consultant or otherwise for, any person other than the Company; or

         (e) disclose or use any confidential information of the Company or any of their clients and customers. For purposes of this section "confidential information" with respect to any entity shall mean trade secrets concerning such entity's operations, future plans, projected and historical sales, marketing, costs, production, growth and distribution, any customer lists, customer information or other information relating to the products or services, whether patentable or not, concerning the business of such entity as conducted prior to the Closing Date.

         (f) Notwithstanding the foregoing, the Shareholder's duties and obligations under this Section 7.1 shall terminate if the Shareholders exercise their right to reacquire the Company's technology pursuant to the terms of the Technology Agreement.

         7.2 Construction. It is the desire and intent of the parties to this Agreement that the provisions of Section 7.1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of Section 7.1 shall be adjudicated to be invalid or unenforceable, for any reason, including, without limitation, the geographic or business scope or duration thereof, such provision shall be construed in such a way as to make it valid and enforceable to the maximum extent possible. Any validity or unenforceability of any provision of this Agreement shall attach only to such provision and shall not effect or render invalid any other provision of this Agreement or any other agreement or instrument.

         7.3 Enforcement. The parties recognize that the performance of the obligations under Section 7 by each Shareholder is special, unique and extraordinary in character, and that in the event of the breach by such Shareholder of the terms and conditions of Section 7.1 to be performed, the Company and/or the Purchaser would suffer irreparable harm for which there would be no adequate remedy at law. Accordingly, each Shareholder agrees that in such event, in addition to any other remedies which the Company and/or Purchaser may have in law or equity for money damages or other relief, the Company and the Purchaser shall be entitled to temporary and/or injunctive relief, without the necessity of posting a bond therefor or of proving damages, to enforce the provisions hereof.


                                    ARTICLE 8

                 CONDUCT OF BUSINESS; EXCLUSIVE DEALING; REVIEW

         8.1. Conduct of Business of the Company. During the period from the date of this Agreement to the Closing Date, the Shareholders shall cause the Company and each of its subsidiaries to conduct their respective operations only according to their ordinary and usual course of business and to use their best efforts to preserve intact their respective business organizations, keep available the services of their officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with them. Notwithstanding the immediately preceding sentence, prior to the Closing Date, except as may be first approved by the Purchaser or as is otherwise permitted or required by this Agreement, the Shareholders will cause (a) the Company's and each of its subsidiaries' respective Certificate of Incorporation and By-Laws to be maintained in their form on the date of this Agreement, (b) the compensation payable or to become payable by the Company and each of its subsidiaries to any officer, employee or agent on the Balance Sheet Date to be maintained at their levels on the date of this Agreement, (c) the Company and each of its subsidiaries to refrain from making any bonus, pension, retirement or insurance payment or arrangement to or with any such persons except those that may have already been accrued, (d) the Company and each of its subsidiaries to refrain from entering into any contract or commitment except contracts in the ordinary course of business, (e) the Company and each of its subsidiaries to refrain from making any change affecting any bank, safe deposit or power of attorney arrangements of the Company or any such subsidiary and (f) the Company and each of its subsidiaries to refrain from taking any of the actions referred to in Section 2.17 hereof. The Shareholders agree not to take any action, or omit to take any action, which would cause the representations and warranties contained in Article I hereof to be untrue or incorrect. During the period from the date of this Agreement to the Closing Date, the Shareholders shall cause the Company to confer on a regular and frequent basis with one or more designated representatives of the Purchaser to report material operational matters and to report the general status of ongoing operations. The Shareholders shall cause the Company and each of its subsidiaries to notify Purchaser of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings or submissions involving any material property of the Company and each of its subsidiaries, and to keep Purchaser fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith.

         8.2. Exclusive Dealing. During the period from the date of this Agreement to the earlier of (a) Closing Date or (b) termination of this Agreement in accordance with Section 10.15 below, the Shareholders shall not, and shall cause the Company to refrain from taking any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchaser, concerning any purchase of the shares, securities of the Company or any merger, sale of assets or similar transaction involving the Company.

         8.3. Further Review. Shareholders and the Purchaser may, prior to the Closing Date, through their representatives, review the properties, books and records of the Company or Purchaser, respectively, and each of its subsidiaries and its financial and legal condition as they deem necessary or advisable to familiarize themselves with such properties and other matters; such review shall not, however, affect the representations and warranties made by the other party hereunder or the remedies of the reviewing party for breaches of those representations and warranties. The Shareholders shall cause the Company and each of its subsidiaries to, and Purchaser shall permit, after the date of execution of this Agreement, full access to the premises and to all the books and records of the Purchaser and Company, respectively, and their subsidiaries and to cause the officers of the Purchaser and Company and each of their subsidiaries to furnish the reviewing party and their representatives with such financial and operating data and other information with respect to the business and properties of the Purchaser or Company, as the case may be, and their subsidiaries as the reviewing party shall from time to time reasonably request. In the event of termination of this Agreement, the reviewing party shall keep confidential any material information obtained from the Purchaser, the Shareholders or the Company or any subsidiary concerning respective properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be material (or becomes so ascertainable) and, at the request of the reviewed party, shall return to the reviewed party and its subsidiaries all copies of any schedules, statements, documents or other written information obtained in connection therewith. The reviewed party shall deliver or cause to be delivered such additional instruments as the reviewing party may reasonably request for the purpose of consummating the transactions contemplated by this Agreement.


                                    ARTICLE 9

                 SURVIVAL OF REPRESENTATIONS; INDEMNITY; SET-OFF

         9.1 Survival of Covenants and Agreements. The respective representations, warranties, covenants and agreements of the Shareholders, the Company and the Purchaser contained in this Agreement, or any Schedule attached hereto or any agreement or document delivered pursuant to this Agreement shall survive for a period of one year from the consummation of the transactions contemplated hereby; provided, however, that the representations, warranties and agreements made with regard to taxes and ERISA matters shall survive until the applicable statutes of limitations have expired.

         9.2 Indemnification.

         (a) The Shareholders agree to indemnify and hold the Purchaser and their officers, directors, shareholders, employees, affiliates and agents harmless from damages, losses, liabilities, assessments, judgments, costs or expenses (including, without limitation, penalties, interest and reasonable counsel fees and expenses), (each a "Claim"), in excess of $25,000 in the aggregate, as a result of or arising out of the material breach of any representation or warranty made by the Shareholders and the Company, or the failure of any material representation or warranty made by the Shareholders and the Company in this Agreement or in any Schedule attached hereto or any document or agreement delivered hereunder to be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

         (b) The Purchaser agrees to indemnify and hold the Shareholders and each of their officers, directors, shareholders, employees, affiliates and agents harmless from damages, losses or expenses (including, without limitation, reasonable counsel fees and expenses) in excess of $25,000, in the aggregate, suffered or paid, directly or indirectly, as a result of or arising out of the failure of any representation or warranty made by the Purchaser in this Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date.

         9.3 Conditions of Indemnification.

         (a) A party entitled to indemnification hereunder (the "Indemnified Party") shall notify the party or parties liable for such indemnification (the "Indemnified Party") in writing of any Claim or potential liability for Taxes ("Tax Claim") which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Such notice shall be given within a reasonable (taking into account the nature of the Claim or Tax Claim) period of time after the Indemnified Party has actual knowledge thereof. The Indemnifying Party shall satisfy its obligations under this
                  Article 8 within forty days after receipt of subsequent written notice from the Indemnified Party if an amount is specified therein, or promptly following receipt of subsequent written notice or notices specifying the amount of such Claim or Tax Claim additions thereto; provided, however, that for so long as the Indemnifying Party is in good faith defending a Claim or Tax Claim pursuant to Section 9.3(b) hereof, its obligation to indemnify the Indemnified Party with respect thereto shall be suspended (other than with respect to any costs, expenses or other liabilities incurred by the Indemnified Party prior to the assumption of the defense by the Indemnifying Party). Failure to provide a notice of Claim or Tax Claim within the time period referred to above shall not constitute a defense to a Claim or Tax Claim or release the Indemnifying Party from any obligation hereunder to the extent that such failure does not prejudice the position of the Indemnifying Party.

         (b) If the facts giving rise to any such indemnification involve any actual, threatened or possible Claim or demand or Tax Claim by any person not a party to this Agreement against the Indemnified Party, the Indemnifying Party shall be entitled to contest or defend such Claim or demand Tax Claim at its expense and through counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party, such right to contest or defend shall only apply if the

                  Indemnifying Party gave written notice of its intention to assume the contest and defense of such Claim or demand Tax Claim to the Indemnified Party as soon as practicable, but in no event more than thirty days after receipt of the notice of Claims or Tax Claim, and provided the Indemnified Party with appropriate assurances as to the creditworthiness of the Indemnifying Party, and that the Indemnifying Party will be in a position to pay all fees, expenses and judgments that might arise out of such Claim or demand Tax Claim. The Indemnified Party shall have the obligation to cooperate in the defense of any such Claim or demand Tax Claim and the right, at its own expense, to participate in the defense of any Claim or Tax Claim. So long as the Indemnifying Party is defending in good faith any such Claim or demand Tax Claim asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such Claim or demand Tax Claim. The Indemnifying Party shall have the right to settle or compromise any such Claim or demand Tax Claim without the consent of the Indemnified Party at any time utilizing its own funds to do so if in connection with such settlement or compromise the Indemnified Party is fully released by the third party and is paid in full any indemnification amounts due hereunder. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third party Claim or demand Tax Claim and shall otherwise cooperate, at the expense of the Indemnifying Party, in the defense thereof in such manner as the Indemnifying Party may reasonably request. Whether or not the Indemnifying Party elects to defend such Claim or demand Tax Claim, the Indemnified Party shall have no obligation to do so.

         9.4 Limitations on Indemnification for Breaches of Representations and Warranties. Notwithstanding anything contained in this Agreement to the contrary, (a) the individual liability of the Shareholders under Section 9.2 for any liability arising as a result of the failure of Shareholders' or Company's representations and warranties to be true and correct or arising for any other reason under Section 9.2(a), shall not exceed the number of Escrowed Shares multiplied by the $.95 (the "Closing Value") and the cancellation of the Escrowed Shares shall be the sole remedy of Purchaser in respect of such indemnification; and (b) the aggregate liability of Purchaser and its affiliates under Section 9.2(b) for any liability arising as a result of the failure of Purchaser's representations and warranties to be true and correct, shall not exceed the number of Contingent Shares multiplied by the Closing Value and the release of Contingent Shares form escrow to Shareholders shall be the sole remedy in respect of such indemnification.

         9.5 Payment of Indemnification Liabilities.

         (a) At the sole discretion of the indemnifying party, payments of claims to an indemnified party may be made by wire transfer of immediately available funds within 10 business days after the date of the notice of sums due and owing provided for in
                  Section 9.2, in lieu of the release of shares from the Purchaser or Shareholder Escrows.

         (b) In the event that Purchaser, in accordance with Section 9.5(a), does not elect to pay any liabilities owing by it by wire transfer, the number of Contingent Shares to be released with respect to any such liability shall be determined by dividing the amount of such liability by $.95 and multiplying the result thus obtained by 1.15.

         (c) In the event that a Shareholder does not elect to pay liabilities owing by wire transfer, the number of Escrowed to be released from Escrow to Purchaser with respect to such liability and to be cancelled shall be determined by dividing the amount of such liability by $.95.


                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 Knowledge . Knowledge means, with respect to any person, the actual knowledge of such person and, in the case of a corporation, the actual knowledge of its executive officers and directors.

         10.2 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers, except as provided in Section [1.13] of this Agreement.

         10.3 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State without regard to conflicts of laws.

         10.4 Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York, or in the United States District Court for the Eastern or Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The prevailing party or parties in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

         10.5 Captions. The Article and Section captions used herein for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         10.6 Publicity. Except as otherwise required by law, or disclosure to a limited number of accredited investors for the purpose of completing the private placement described in Section 4.3, above, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of Purchaser and the Company to the contents and the manner of presentation and publication thereof.

         10.7 Notices. Any notice or other communication required or permitted hereunder shall be deemed sufficiently given when delivered in person, one business day after delivery to a reputable overnight carrier, four business days if delivered by registered or certified mail, postage prepaid or when sent by telecopy with a copy following by hand or overnight carrier or mailed, certified or registered mail, postage prepaid, addressed as follows:

         If to the Purchaser:

                  Used Kar Parts, Inc.
                  3 West 57th Street, 8th Floor
                  New York, NY  10019
                  Attn:

         with a required copy to:

                  Herbert H. Sommer, Esq.
                  Sommer & Schneider LLP
                  595 Stewart Avenue, Suite 710
                  Garden City, NY  11530

         If to Shareholders:

                  L. David Tomei
                  3018 California Street
                  San Francisco, CA  94115

                  Samuil Umansky
                  6034 Monterey Avenue
                  Richmond, CA  94805

                  Hovsep S. Melkonyan
                  950 Evelyn Avenue
                  Albany, CA  94706

                  Anatoly V. Lichtenstein
                  32 Kashirskoe shosse, Bldg 3, Apt. 229
                  Moscow, Russia  115522

                  Kathryn P. Wilke
                  769 Horizon Drive
                  Martinez, CA  94553

         If to Company:

                  Xenomics, Inc.
                  6034 Monterey Ave.
                  Richmond, CA 94805

         with a required copy to:

                  Dirk Michels, Esq.
                  Kirkpatrick & Lockhart LLP
                  Four Embarcadero Center, 10th Floor
                  San Francisco, CA  94111

         10.8 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         10.9 Counterparts. This Agreement may be executed in two or more counterparts and delivered by facsimile all of which taken together shall constitute one instrument.

         10.10 Entire Agreement. This Agreement, including the Schedules hereto and the other documents referred to herein which form a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         10.11 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by Purchaser and the Shareholders holding a majority of the Company Shares.

         10.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         10.13 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereof.

         10.14 Cooperation After Closing.From and after the Closing Date, each of the parties hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

         10.15 Termination. This Agreement may be terminated at any time prior to Closing by the written agreement of all the parties hereto. In addition, if the Closing has not occurred by May 31, 2004, this Agreement may be terminated by any party hereto by giving written notice all other parties hereto. Upon such termination, the parties rights and obligations under this Agreement shall terminate.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the Purchaser and Shareholders have executed this Agreement, all as of the day and year first above written.

                                              PURCHASER:

                                              USED KAR PARTS, INC.



                                              By:   /s/ Christoph Bruening
                                                  ------------------------------
                                              Title: President


                                              SHAREHOLDERS:


                                              /s/ L. David Tomei
                                              ------------------------------
                                              L. David Tomei


                                              /s/ Samuil Umansky
                                              ------------------------------
                                              Samuil Umansky


                                              /s/ Hovsep S. Melkonyan
                                              ------------------------------
                                              Hovsep S. Melkonyan


                                              /s/ Anatoly V. Lichtenstein
                                              ------------------------------
                                              Anatoly V. Lichtenstein

                                              /s/ Kathryn P. Wilke
                                              ------------------------------
                                              Kathryn P. Wilke

                                  SCHEDULE 1.1

                               Ownership of Stock


                                                PURCHASER           CONTINGENT
SHAREHOLDERS            COMPANY SHARES            SHARES              SHARES
------------            --------------          ---------           ----------

L. David Tomei           1,582,954               938,360              145,450
                                         (incl. 124,671 Escrowed
                                                 Shares)

Samuil Umansky           1,492,954               885,809              137,304
                                         (incl. 117,689 Escrowed
                                                 Shares)

Hovsep S. Melkonyan        588,409               348,803               54,066
                                         (incl. 46,342 Escrowed
                                                 Shares)

Anatoly V. Lichtenstein    112,500               66,689                10,337
                                          (incl. 8,861 Escrowed
                                                 Shares)

Kathryn P. Wilke            30,938               18,340                 2,843
                                          (incl. 2,437 Escrowed
                                                 Shares)

Totals                   3,807,755              2,258,001             350,000
                                         (incl. 300,000 Escrowed
                                                 Shares)